Exhibit 5

                           Gregory F. Van Gundy, Esq.
                        Marsh & McLennan Companies, Inc.
                           1166 Avenue of the Americas
                            New York, New York 10036

                                  May 30, 1997

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, New York  10036-2774

            Re: Registration Statement on Form S-3

Ladies and Gentlemen:

      I am the General Counsel of Marsh & McLennan Companies, Inc., a Delaware corporation (the "Company"), and am providing this opinion in connection with the public offering by certain stockholders of the Company (the "Selling Stockholders") of up to 943,250 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), after giving effect to the two-for-one stock split in the form of a Common Stock distribution declared by the Company's Board of Directors on May 21, 1997 for shareholders of record on June 6, 1997.

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

      In connection with this opinion, I or a lawyer acting under my general supervision have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Company's Registration Statement (the "Registration Statement") on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on May 30, 1997 under the Act, in accordance with the procedures of the Commission permitting a delayed or continuous offering of the Shares pursuant to such Registration Statement; (ii) the Stock Acquisition Agreement and Plan of Reorganization pursuant to which the Shares were issued; (iii) the certificates evidencing the Shares; (iv) the Restated Certificate of Incorporation of the Company, as presently in effect;
(v) the Restated By-laws of the Company, as presently in effect; and (vi) certain resolutions of the Board of Directors of the Company. I, or a lawyer acting under my general supervision, have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

      I am admitted to the bar in the State of New York, and I do not express any opinion as to the laws of any jurisdiction, except the General Corporation Law of the State of Delaware.

      Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

      I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                        /s/  Gregory F. Van Gundy, Esq.
                                         General Counsel


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